UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (“2014 Annual Meeting”) of TheStreet, Inc. (the “Company”) was held on June 12, 2014. Stockholders of record at the close of business on April 17, 2014 (the “Record Date”) were entitled to vote at the 2014 Annual Meeting. As of the Record Date, there were issued and outstanding 34,359,405 shares of the Company’s common stock and 5,500 shares of the Company’s Series B Preferred Stock (the “Preferred Stock”). The holders of the Preferred Stock were entitled to vote together as a single class with the holders of the Company’s common stock, having a vote equivalent to that of 3,865,942 shares of common stock, which is the number of votes that the holders of the Preferred Stock would be entitled to cast had such holders converted their Preferred Stock into shares of the Company’s common stock on the Record Date.

The Company’s stockholders voted on three proposals at the 2014 Annual Meeting, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014 (the “Proxy Statement”). The final results for the votes are set forth below.

Proposal 1:

The following individuals were elected as Class III directors to serve for a three-year term expiring at the annual meeting of the Company’s stockholders in 2017, or until their respective successors are duly elected and qualified, by the votes set forth below:

	For	Withheld	Broker Non-Vote
Sarah Fay	15,734,290	7,850,587	9,704,640
Vivek Shah	15,704,151	7,880,726	9,704,640

Proposal 2:

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, by the votes set forth below:

For	Against	Abstain
33,176,807	87,842	24,868

Proposal 3:

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Proxy Statement, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
19,175,650	4,388,563	20,664	9,704,640

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: June 16, 2014	By:	/s/ Vanessa J. Soman
Vanessa J. Soman
General Counsel & Secretary